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EXHIBIT 10.1

                             SILVER STAR FOODS, INC.

                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT made as of this 15TH day of September, 1998 by and between SILVER STAR FOODS, INC., a New York corporation, having an office at 1000 South Avenue, Staten Island, New York 10314 (hereinafter referred to as "Employer") and MICHAEL TROTTA, an individual residing at 7520 Avenue V, Brooklyn, New York 11234 (hereinafter referred to as "Employee");

                              W I T N E S S E T H:

                  WHEREAS, Employer desires to employ Employee as President; and

                  WHEREAS, Employee is willing to be employed as the President in the manner provided for herein, and to perform the duties of the President upon the terms and conditions herein set forth;

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

                  1. Employment of the President. Employer hereby employs Employee as President.

                  2. Term.

                           a. Subject to Section 10 below and further to Section
2(b) below, the term of this Agreement shall commence upon the execution hereof(the "Commencement Date") and expire three years from such date. Each 12 month period from the Commencement Date forward during the term hereof shall be referred to as an "Annual Period." During the term hereof, Employee shall devote substantially all of his business time and efforts to Employer and its subsidiaries and affiliates.

                           b. Subject to Section 10 below, unless the Board of
Directors of the Company (the "Board") of Employer shall determine to the contrary and shall so notify Employee in writing on or before the end of any Annual Period or unless the Employee notifies Employer in writing on or before the end of any Annual Period of his desire not to renew this Agreement, then at the end of each Annual Period, the term of this Agreement shall be automatically extended for one (1) additional Annual Period to be added at the end of the then current term of this Agreement.

                  3. Duties. The Employee shall perform those functions generally performed by persons of such title and position, shall attend all meetings of the stockholders


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and the Board, shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Board, and shall be available to confer and consult with and advise the officers and directors of Employer at such times that may be required by Employer. Employee shall report directly and solely to the Board.

                  4. Compensation.

                           a. (i) Employee shall be paid a minimum of $104,000
during the initial Annual Period. Thereafter, Employee shall receive annual increases equal to the greater of (i) Ten (10%) percent or (ii) the cost of living adjustment recognized in the area where the Employee resides. Employee shall be paid periodically in accordance with the policies of the Employer during the term of this Agreement, but not less than monthly.

                              (ii) Employee is eligible for an annual bonus, if
any, which will be determined and paid in accordance with policies set from time to time by the Board.

                           b. Employer shall include Employee in its health
insurance program available to Employer's executive officers and shall pay 100% of the premiums for such program.

                           c. Employee shall have the right to participate in
any other employee benefit plans established by Employer.

                           d. Employee shall receive from Employer Options to
purchase up to _______ shares of Employer's common stock, exercisable at the fair market price of Employer's common stock as listed on Nasdaq SmallCap at the close of business on the day immediately preceding the date of the option agreement. The terms of the option agreement will include, in part, that (i) if Employee's employment is terminated for any reason other than cause (as discussed in Section 9(a)(i)), the options will vest immediately and will be exercisable for one year from the date of termination, (ii) if, within one year of the date of the option agreement, the market price of Employer's common stock falls below the exercise price in the option agreement, Employer will amend the terms of the option agreement to lower the exercise price to the lower market price, and (iii) upon written request of Employee, Employer agrees to use its best efforts to file with the Securities and Exchange Commission, on or before the first date on which any of said options become exercisable, a registration statement on Form S-8 (or any replacement therefor) to register under the Securities Act of 1933, as amended, all shares of Employer's common stock underlying said options, including those not yet exercisable.

                  5. Expenses. Employee shall submit to Employer reasonably detailed receipts with respect thereto which substantiate the expenses. Employer shall also provide Employee with a company car for Employee's use in furthering the business of Employer of


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the kind and type similar to that previously provided to Employee. Employee shall be allowed an allowance of $750.00 per month for such car.

                  6. Vacation. Employee shall be entitled to receive four (4) weeks paid vacation time after each year of employment upon dates agreed upon by Employer. Upon separation of employment, for any reason, vacation time accrued and not used shall be paid at the salary rate of Employee in effect at the time of employment separation.

                  7. Secrecy. At no time shall Employee disclose to anyone any confidential or secret information (not already constituting information available to the public) concerning (a) internal affairs or proprietary business operations of Employer or (b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods.

                  8. Covenant Not to Compete. Employee will not, at any time, anywhere in the areas where Employer does business during the term of this Agreement, and for one (1) year thereafter, either directly or indirectly, engage in, with or for any enterprise, institution, whether or not for profit, business, or company, competitive with the business (as identified herein) of Employer as such business may be conducted on the date thereof, as a creditor, guarantor, or financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, producer, director, or otherwise of or through any corporation, partnership, association, sole proprietorship or other entity; provided, that an investment by Employee, his spouse or his children is permitted if such investment is not more than four percent (4%) of the total debt or equity capital of any such competitive enterprise or business and further provided that said competitive enterprise or business is a publicly held entity whose stock is listed and traded on a national stock exchange or through the Nasdaq Stock Market.

                  9.  Termination.

                           a.  Termination by Employer

                              (i) Employer may terminate this Agreement upon
written notice for Cause. For purposes hereof, "Cause" shall mean (A) engaging by the Employee in conduct that constitutes activity in competition with Employer; (B) the conviction of Employee for the commission of a felony against the Employer; and/or (C) the habitual abuse of alcohol or controlled substances. Notwithstanding anything to the contrary in this Section 9(a)(i), Employer may not terminate Employee's employment under this Agreement for Cause unless Employee shall have first received notice from the Board advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least 10 days from the date Employee receives the notice from the Board) to correct the acts or omissions so complained of. In no event shall alleged incompetence of Employee in the performance of Employee's duties be deemed grounds for termination for Cause.


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                              (ii) This agreement automatically shall terminate
upon the death of Employee, except that Employee's estate shall be entitled to receive any amount accrued under Section 4(a) and the pro-rata amount payable under Section 4(e) for the period prior to Employee's death and any other amount to which Employee was entitled of the time of his death.

                           b.       Termination by Employee

          (i) Employee shall have the right to terminate his employment under this Agreement upon sixty (60) days' notice to Employer

                  10.      Consequences of Breach by Employer;
                           Employment Termination

                           a. If this Agreement is terminated pursuant to
Section 9(b)(i) hereof, or if Employer shall terminate Employee's employment under this Agreement in any way that is a breach of this Agreement by Employer, the following shall apply:

                              (i) Employee shall be entitled to payment of any
previously declared bonus and additional compensation as provided in Section 4(a) and (b) above.

                           b. In the event that Employee's employment is
terminated for any of the following (i) for cause as set forth in Section 9(b)(i) of this Agreement, (ii) the expiration of the term of this Agreement, or
(iii) resignation by the Employee, then the provisions of Section 8 shall apply to Employee.


                  11.      Remedies

                           Employer recognizes that because of Employee's
special talents, stature and opportunities in the frozen food industry, in the event of termination by Employer hereunder (except under Section 9(a)(i) or (ii), or in the event of termination by Employee under Section 9(b)(i) before the end of the agreed term, the Employer acknowledges and agrees that the provisions of this Agreement regarding further payments of base salary, bonuses and the exercisability of Rights constitute fair and reasonable provisions for the consequences of such termination, do not constitute a penalty, and such payments and benefits shall not be limited or reduced by amounts' Employee might earn or be able to earn from any other employment or ventures during the remainder of the agreed term of this Agreement.



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                  12. Excise Tax. In the event that any payment or benefit
received or to be received by Employee in connection with a termination of his employment with Employer would constitute a "parachute payment" within the meaning of Code Section 280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Code Section 4999 or any similar or successor provision then Employer shall assume all liability for the payment of any such tax and Employer shall immediately reimburse Employee on a "grossed-up" basis for any income taxes attributable to Employee by reason of such Employer payment and reimbursements.

                  13. Arbitration. Any controversies between Employer and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement, save and except for any breaches arising out of Sections 7 and 8 hereof, shall on the written request of either party served on the other be submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrator shall decide. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

                  14. Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

                  15. Entire Agreement; Survival. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

                           b. The provisions of Sections 4, 7, 8, 9(a)(ii), 10,
11, 12, 13, 14, 17, 18, 19 and 20 shall survive the termination of this
Agreement.

                  16. Assignment. This Agreement shall not be assigned to other parties.



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                  17. Governing Law. This Agreement and all the amendments
hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the State of New York, without regard to the conflicts of laws principles thereof.

                  18. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

                           a. delivered by hand;

                           b. sent be telex or telefax, (with receipt
confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or

                           c. received by the addressee as sent by express
delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:

                                    (i) if to the Employer:

                                            SILVER STAR FOODS, INC.
                                            1000 South Avenue
                                            Staten Island, New York 10314

                                            Attention: Michael Trotta

                                            Telefax:  (718) 763-6004
                                            Telephone:  (718) 763-3000

                                            Richard I. Anslow & Associates
                                            4255 Route 9, Suite D
                                            Freehold, New Jersey 07728

                                            Attention: Richard I. Anslow, Esq.

                                            Telefax: (732) 577-1188
                                            Telephone: (732) 409-1212

                                    (ii) if to the Employee:

                                            Michael Trotta
                                            7520 Avenue V
                                            Brooklyn, New York 11234



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                  19. Severability of Agreement. Should any part of this
Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

                  IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

                                            SILVER STAR FOODS, INC.


                                            By: /s/ Michael Trotta
                                               --------------------------------
                                                    Michael Trotta
                                                    President

                                            By: /s/ Louis Trotta
                                               --------------------------------
                                                    Louis Trotta